                                                                EXHIBIT 10.29(a)

                      THIRD AMENDED AND RESTATED GUARANTY

                          dated as of August 21, 1995

                                       by

                          ADVANCED MICRO DEVICES, INC.

                                  in favor of

                                   CIBC INC.

                               TABLE OF CONTENTS


ARTICLE I

                                  DEFINITIONS


    SECTION 1.1      Certain Terms....................................  3
                     -------------
    SECTION 1.2      Accounting and Financial Determinations.......... 14
                     ---------------------------------------
    SECTION 1.3      Definitions in the Leases........................ 14
                     -------------------------
ARTICLE II

                              GUARANTY PROVISIONS
    SECTION 2.1      Guaranty......................................... 14
                     --------
    SECTION 2.2      Acceleration of Guaranty......................... 16
                     ------------------------
    SECTION 2.3      Guaranty Absolute, etc. ......................... 16
                     ----------------------
    SECTION 2.4      Reinstatement, etc. ............................. 18
                     ------------------
    SECTION 2.5      Waiver, etc. .................................... 18
                     -----------
    SECTION 2.6      Subrogation...................................... 19
                     -----------
ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

    SECTION 3.1      Representations and Warranties................... 20
                     ------------------------------
    SECTION 3.1.1    Organization, etc. .............................. 20
                     -----------------
    SECTION 3.1.2    Due Authorization, Non-Contravention, etc. ...... 20
                     -----------------------------------------
    SECTION 3.1.3    Government Approval, Regulation, etc. ........... 20
                     ------------------------------------
    SECTION 3.1.4    Validity, etc. .................................. 21
                     -------------
    SECTION 3.1.5    Financial Information............................ 21
                     ---------------------
    SECTION 3.1.6    No Material Adverse Change....................... 21
                     --------------------------
    SECTION 3.1.7    Litigation, Labor Controversies, etc. ........... 21
                     ------------------------------------
    SECTION 3.1.8    Subsidiary....................................... 22
                     ----------
    SECTION 3.1.9    Ownership of Properties.......................... 22
                     -----------------------
    SECTION 3.1.10   Taxes............................................ 22
                     -----
    SECTION 3.1.11   Pension and Welfare Plans........................ 22
                     -------------------------
    SECTION 3.1.12   Environmental Warranties......................... 23
                     ------------------------
    SECTION 3.1.13   Regulations G, U and X........................... 25
                     ----------------------
    SECTION 3.1.14   No Default....................................... 25
                     ----------
    SECTION 3.1.15   Representations and Warranties in the Leases..... 25
                     --------------------------------------------
    SECTION 3.1.16   Accuracy of Information.......................... 25
                     -----------------------

ARTICLE IV

                                COVENANTS, ETC.

    SECTION 4.1      Affirmative Covenants............................ 26
                     ---------------------
    SECTION 4.1.1    Financial Information, Reports, Notices, etc. ... 26
                     --------------------------------------------
    SECTION 4.1.2    Compliance with Laws, etc. ...................... 27
                     -------------------------
    SECTION 4.1.3    Maintenance of Properties........................ 28
                     -------------------------
    SECTION 4.1.4    Insurance........................................ 28
                     ---------
    SECTION 4.1.5    Books and Records................................ 28
                     -----------------
    SECTION 4.1.6    Environmental Covenant........................... 29
                     ----------------------
    SECTION 4.1.7    Maintenance of Authorizations, etc. ............. 29
                     ----------------------------------
    SECTION 4.1.8    Performance of Obligations....................... 30
                     --------------------------
    SECTION 4.1.9    Further Assurances............................... 30
                     ------------------
    SECTION 4.1.10   Fees............................................. 30
                     ----
    SECTION 4.2      Negative Covenants............................... 30
                     ------------------
    SECTION 4.2.1    Liens............................................ 30
                     -----
    SECTION 4.2.2    Disposition of Assets............................ 32
                     ---------------------
    SECTION 4.2.3    Consolidations and Mergers....................... 33
                     --------------------------
    SECTION 4.2.4    Loans and Investments............................ 33
                     ---------------------
    SECTION 4.2.5    Transactions with Affiliates..................... 34
                     ----------------------------
    SECTION 4.2.6    Guaranty Obligations............................. 35
                     --------------------
    SECTION 4.2.7    Compliance with ERISA............................ 35
                     ---------------------
    SECTION 4.2.8    Restricted Payments.............................. 35
                     -------------------
    SECTION 4.2.9    Modified Quick Ratio............................. 37
                     --------------------
    SECTION 4.2.10   Minimum Tangible Net Worth....................... 37
                     --------------------------
    SECTION 4.2.11   Leverage Ratio................................... 37
                     --------------
    SECTION 4.2.12   Fixed Charge Coverage Ratio...................... 38
                     ---------------------------
    SECTION 4.2.13   Change in Business............................... 38
                     ------------------
    SECTION 4.2.14   Accounting Changes............................... 38
                     ------------------
    SECTION 4.2.15   Bankruptcy Proceedings........................... 38
                     ----------------------
    SECTION 4.2.16   Negative Pledges, Restrictive Agreements, etc. .. 38
                     ---------------------------------------------

ARTICLE V



                               COLLATERAL ACCOUNT

    SECTION 5.1      Deposit Events................................... 38
                     --------------
    SECTION 5.2      Deposit and Applications......................... 39
                     ------------------------

ARTICLE VI

                            MISCELLANEOUS PROVISIONS

    SECTION 6.1      Successors, Transferees and Assigns;
                     ------------------------------------
                       Transfers of Notes, etc. ...................... 40
                       -----------------------
    SECTION 6.2      Amendments, etc. ................................ 40
                     ---------------
    SECTION 6.3      Notices.......................................... 40
                     -------
    SECTION 6.4      No Waiver; Remedies.............................. 41
                     -------------------
    SECTION 6.5      Captions......................................... 41
                     --------
    SECTION 6.6      Counterparts..................................... 41
                     ------------

    SECTION 6.7      Severability..................................... 42
                     ------------
    SECTION 6.8      Governing Law.................................... 42
                     -------------
    SECTION 6.9      Forum Selection and Consent to Jurisdiction...... 42
                     -------------------------------------------
    SECTION 6.10     Waiver of Jury Trial............................. 42
                     --------------------
SCHEDULE I   -       Real Property Description
SCHEDULE II  -       Environmental Matters
SCHEDULE III -       Disclosure Information
SCHEDULE IV  -       Existing Liens
SCHEDULE V   -       Existing Guaranty Obligations

                      THIRD AMENDED AND RESTATED GUARANTY
                      -----------------------------------


          THIS THIRD AMENDED AND RESTATED GUARANTY, dated as of August 21, 1995 (as from time to time amended, supplemented, amended and restated or otherwise modified, this "Guaranty"), made by ADVANCED MICRO DEVICES, INC., a Delaware
                --------
corporation (the "Guarantor"), in favor of CIBC INC., a Delaware corporation
                  ---------
("Lessor").
--------


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Lessor leased to AMD International Sales & Service, Ltd., a Delaware corporation ("Lessee") the land (the "Land") described in Schedule I
                       ------                  ----
hereto pursuant to a Land Lease between Lessor and Lessee, dated as of September 22, 1992 and recorded on September 22, 1992 as Document No. 11550953 in the Official Records of the Recorder of Santa Clara County, California, as amended by (i) a certain First Amendment to Land Lease, dated as of December 22, 1992 and recorded on January 5, 1993 in the Official Records of the Recorder of Santa Clara County, California, as Document No. 11720033 (the "First Amendment to Land
                                                         -----------------------
Lease"), and (ii) a certain Second Amendment to Land Lease, dated as of December
-----
17, 1993 and recorded on December 20, 1993 in the Official Records of Santa Clara County, California, as Document No. 12271737 (the "Second Amendment to
                                                         -------------------
Land Lease"; such Land Lease, as amended by the First Amendment to Land Lease
----------
and by the Second Amendment to Land Lease is referred to herein as the "Second
                                                                        ------
Amended Original Land Lease");
---------------------------

          WHEREAS, Lessor leased to Lessee the building and improvements located on the Land pursuant to a Building Lease, dated as of September 22, 1992 and recorded on September 22, 1992 as Document No. 11550954 in the Official Records of the Recorder of Santa Clara County, California, as amended by (i) a certain First Amendment to Building Lease, dated as of December 22, 1992 and recorded on January 5, 1993 as Document No. 11720034 in the Official Records of Santa Clara County, California (the "First Amendment to Building Lease"); and (ii) a certain
                         ---------------------------------
Second Amendment to Land Lease, dated as of December 17, 1993 and recorded on December 20, 1993 as Document No. 12271738 in the Official Records of the Recorder of Santa Clara County, California (the "Second Amendment to Building
                                                 ----------------------------
Lease"; such Building Lease, as amended by the First Amendment to Building Lease
-----
and by the Second Amendment to Building Lease is referred to herein as the "Second Amended Original Building Lease");
---------------------------------------

          WHEREAS, pursuant to a Construction Consent Agreement between Lessor and Lessee dated December 22, 1992 Lessor consented to Lessee making certain Renovations (as defined below) to the Property;

          WHEREAS, as a condition precedent to Lessor entering into such Land Lease and Building Lease, the Guarantor executed and delivered a Guaranty, dated as of September 22, 1992, which Guaranty was amended and restated by that certain Amended and Restated Guaranty dated as of January 4, 1993 (collectively, the "Original Guaranty");
     -----------------

          WHEREAS, the Original Guaranty was amended by (i) a certain First Amendment to Amended and Restated Guaranty, dated as of September 21, 1994, and
(ii) a certain Second Amendment to Amended and Restated Guaranty, dated as of April 27, 1995 (the Original Guaranty, as so amended, is referred to herein as the "Second Amended Original Restated Guaranty");
     -----------------------------------------

          WHEREAS, Lessor and Lessee are entering into a Third Amendment to Land Lease, dated as of the date hereof (the "Third Amendment to Land Lease") which
                                         -----------------------------
will amend the Second Amended Original Land Lease to (i) extend the Expiration Date (as defined in the Second Amended Original Land Lease) of the Second Amended Original Land Lease and (ii) make certain other changes which have been agreed to by the parties;

          WHEREAS, Lessor and Lessee also are entering into a Third Amendment to Building Lease dated as of the date hereof (the "Third Amendment to Building
                                                 ---------------------------
Lease") which will amend the Second Amended Original Building Lease to (i)
-----
extend the Expiration Date (as defined in the Second Amended Original Building Lease) of the Second Amended Original Building Lease, and (ii) make certain other changes which have been agreed to by the parties;

          WHEREAS, Guarantor has acknowledged that the modifications reflected in the Third Amendment to Land Lease and Third Amendment to Building Lease will substantially benefit both Lessee and Guarantor;

          WHEREAS, as a condition to Lessor entering into the Third Amendment to Land Lease and the Third Amendment to Building Lease, Guarantor is required to deliver this Guaranty; and

           WHEREAS, Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

          NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Lessor, Guarantor agrees, for the benefit of Lessor, as follows:


THE SECOND AMENDED ORIGINAL RESTATED GUARANTY IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1  Certain Terms.  The following terms (whether or not
                       -------------
underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Acquisition" means any transaction or series of related transactions
           -----------
for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition, directly or indirectly, of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of Guarantor, or (c) a merger or consolidation or any other combination by Guarantor or any Subsidiary of Guarantor with another Person (other than a Person that is a Subsidiary of Guarantor) provided that Guarantor or Guarantor's Subsidiary is the surviving entity.

          "Aggregate Balance Due" means the aggregate of the Balance Due (as
           ---------------------
that term is defined in the Amended Building Lease) under the Amended Building Lease and the Balance Due (as that term is defined in the Amended Land Lease) under the Amended Land Lease.

          "Amended Building Lease" means the Second Amended Original Building
           ----------------------
Lease, as amended by the Third Amendment to Building Lease, together with all other amendments, supplements and restatements and other modifications, if any, from time to time made hereafter thereto.

          "Amended Land Lease" means the Second Amended Original Land Lease, as
           ------------------
amended by the Third Amendment to Land Lease, together with all other amendments, supplements and restatements and other modifications, if any, from time to time made hereafter thereto.

          "Assets" means any estate or interest in any kind of property or
           ------
asset, whether real, personal or mixed, and whether tangible or intangible.

          "Capitalized Lease Liabilities" means all monetary obligations under
           -----------------------------
any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Guaranty, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Cash Equivalents" means:
            ----------------

               (a) securities issued or fully guarantied or insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition;

               (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by any Term Loan Financial Institution, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P or at least P-1 by Moody's;

               (c) taxable and tax exempt commercial paper of an issuer rated at least A-1 by S&P or at least P-1 by Moody's and in either case having a tenor of not more than 270 days;

               (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by Guarantor or its Subsidiaries;

               (e) municipal notes and bonds which are rated at least SP-1 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months;

               (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-1 by S&P or at least P-1 by Moody's; or

               (g) money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months.

           "CERCLA" means the Comprehensive Environmental Response, Compensation
            ------
and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation
           -------
Liability Information List.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any regulations promulgated thereunder.

          "Collateral Account" is defined in Section 5.2.
           ------------------                -----------

          "Consent Agreement" means the Construction Consent Agreement dated as
           -----------------
of December 22, 1992 entered into by and between Lessor and Lessee and shall also include the Security Agreement and Assignment and the Consents and Acknowledgments entered into in connection with the Consent Agreement.

          "Consolidated Current Liabilities" means, as of any date of
           --------------------------------
determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of Guarantor and its Subsidiaries, but in any event including all outstanding revolving credit loans under the Restated Bank of America Credit Agreement, and all other outstanding advances under any revolving credit arrangement in effect after termination of the Restated Bank of America Credit Agreement.

          "Consolidated Tangible Net Worth" means, at any time of determination,
           -------------------------------
in respect of Guarantor and its Subsidiaries, determined on a consolidated basis, total assets (exclusive of goodwill, licensing agreements, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less total liabilities (including accrued and deferred income taxes and Subordinated Debt), at such time.

          "Controlled Group" means Guarantor and all Persons (whether or not
           ----------------
incorporated) under common control or treated as a single employer with Guarantor pursuant to Section 414(b), (c), (m), or (o) of the Code.

          "Convertible Exchangeable Preferred Stock" means Guarantor's $30.00
           ----------------------------------------
Convertible Exchangeable Preferred Shares, par value $0.10 per share, outstanding as of April 12, 1994.

          "Default" means any Event of Default or any condition, occurrence or
           -------
event which, after notice or lapse of time, or both, would constitute an Event of Default.

          "Deposit Event" is defined in Section 5.1.
           -------------                -----------

          "Environmental Indemnity Agreement" means the Restated Hazardous
           ---------------------------------
Materials Undertaking and Unsecured Indemnity dated as of December 17, 1993, executed and delivered by an Authorized Officer of Lessee and Guarantor, as amended by a certain First Amendment to

Hazardous Materials Undertaking and Unsecured Indemnity, dated as of the date hereof.

          "Environmental Laws" means all applicable federal, state or local
           ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with Guarantor within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA Event" means (a) a Reportable Event with respect to a Qualified
           -----------
Plan or a Multiemployer Plan; (b) a withdrawal by Guarantor or any ERISA Affiliate from a Qualified Plan Subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by Guarantor or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by Guarantor or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Guarantor or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Guarantor or any Subsidiary of Guarantor may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Guarantor or any member of the Controlled Group may be directly or indirectly liable.

           "Exchange Act" means the Securities and Exchange Act of 1934, and
            ------------
regulations promulgated thereunder.

          "Fiscal Quarter" means any quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means any period of twelve consecutive calendar months
           -----------
ending on the last Sunday of the calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1993 Fiscal Year") refer to the Fiscal Year ending on the last Sunday occurring during such calendar year.

          "Fixed Charge Coverage Ratio" means, determined as of the last day of
           ---------------------------
any Fiscal Quarter for Guarantor and its Subsidiaries, determined on a consolidated basis, the ratio of (a) the sum of interest expense, operating lease expense and pre-tax income for the then-ending fiscal quarter and the three fiscal quarters immediately preceding such quarter, to (b) the sum of (i) interest expense and operating lease expense for the same four fiscal quarter period, plus (ii) the average of the current portion of long-term debt (as determined in accordance with GAAP) as of the end of each of the four fiscal quarters in such four fiscal quarter period.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve
           ------------
System or any successor thereto.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Approvals" means all the authorizations, consents,
           ----------------------
approvals, licenses, leases, rulings, permits (including the Permits), tariffs, rates, certifications, exemptions, filings or registrations by or with any Governmental Authority or pursuant to any Governmental Requirement relating to Guarantor and any of its Subsidiaries, any of the respective properties, this Guaranty and the Leases.

          "Governmental Authority" means the government of any federal, state,
           ----------------------
municipal or other political subdivision (including courts, arbitration tribunals and administrative agencies and all other agencies and instrumentalities of such governments and political subdivisions) exercising jurisdiction over Guarantor or any of its Subsidiaries or any of their properties.

          "Governmental Requirements"  means all laws, ordinances, statutes,
           -------------------------
codes, rules, regulations, treaties, rulings, decisions, policies, guidelines, orders and decrees of any Governmental Authority.

          "Guarantor" is defined in the preamble.
           ---------                    --------

          "Guaranty" is defined in the preamble.
           --------                    --------

          "Guaranty Obligation" means, as applied to any Person, any direct or
           -------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "Hazardous Materials" means
           --------------------

               (a) any "hazardous substance", as defined by CERCLA or by Sections 25281(f) or 25316 of the California Health and Safety Code, as amended, reformed or otherwise modified from time to time;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, reformed or otherwise modified from time to time;

               (c) any "hazardous waste", "infectious waste" or "hazardous material" as defined in Sections 25117, 25117.5 or 25501 of the California Health and Safety Code, as amended, reformed or otherwise modified from time to time;

               (d) without limitation, any petroleum product, derivative, by-product or other hydrocarbons, asbestos, urea formaldehyde foam insulation, radon gas and polychlorinated biphenyls (PCBs); or

               (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance, element, waste, by-product, compound or product within the meaning of any other Governmental Requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material, element, chemical, by-product, compound or product, or protective of human health, safety or the environment, all as amended, reformed or otherwise modified from time to time.

          "Impermissible Qualification" means relative to the opinion or
           ---------------------------
certification of any independent public accountant as to any financial statement of Guarantor or Lessee, any qualification or exception to such opinion or certification

               (a)  which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default to occur under Section 4.2.4.
                                            -------------
          "Indebtedness" of any Person means without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in the Property or on any property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than Indebtedness of a joint venture corporation which is not a Subsidiary of such Person and which Indebtedness is nonrecourse to such Person).

          "Indenture" means the Indenture dated as of March 25, 1987, between
           ---------
Guarantor and The Bank of New York as in effect on September 21, 1994.

          "Land" is defined in the first recital.
           ----                    -------------

          "Leases" or "Lease" means, collectively or individually, the Amended
           ------      -----
Building Lease and the Amended Land Lease.

          "Lessee" is defined in the preamble.
           ------                    --------

          "Lessor" is defined in the preamble.
           ------                    --------

          "Leverage Ratio" means, at any time, the ratio of total consolidated
           --------------
liabilities to Consolidated Tangible Net Worth at that time.

          "Long Term Investments" means those investments described below,
           ---------------------
provided that such investments shall have maturities of greater than one year, but not longer than three years:

               (a) securities issued or fully guarantied or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;

               (b) certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are issued by either one of the 30 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world whose long term securities are rated at least AA by S&P or at least Aa2 by Moody's; and

               (c) municipal notes and bonds which are rated at least AA by S&P or at least Aa2 by Moody's.

          "Material Adverse Effect" means a material adverse change in, or a
           -----------------------
material adverse effect upon, any of (a) the operations, business, properties or condition (financial or otherwise) of Guarantor or Guarantor and its Subsidiaries taken as a whole; (b) the ability of Guarantor to perform under this Guaranty or the ability of Guarantor or Lessee to perform under any other Operative Agreement or any Term Loan Document or the Restated Bank of America Credit Agreement and avoid any Event of Default respectively thereunder; (c) the legality, validity, binding effect or enforceability of this Guaranty or any other Operative Agreement or any Term Loan Document; or (d) the value or operation of all or any portion of the Property.

          "Moody's" means Moody's Investors Service, Inc. and any successor
           -------
thereto that is a nationally recognized rating agency.

          "Multiemployer Plan" means a "multiemployer plan" (within the meaning
           ------------------
of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Proceeds" means, with respect to a sale of equity securities, the
           ------------
gross proceeds thereof reduced by all reasonable out-of-pocket costs and expenses paid or incurred by Guarantor directly in connection therewith, including underwriter's commissions or discounts, registration and filing fees, legal and accounting fees, and printing costs, all as determined in accordance with GAAP.

          "Obligations" is defined at Section 2.1.
           -----------                -----------

          "Offshore Subsidiary" means any Subsidiary of Guarantor incorporated
           -------------------
or otherwise organized under the laws of a jurisdiction other than one of the 50 states of the United States or the District of Columbia.

          "Ordinary Course of Business" means, in respect of any transaction
           ---------------------------
involving Guarantor or any Subsidiary of Guarantor, the ordinary course of such Person's business substantially consistent with past practice.

          "Organic Documents" means (i) Guarantor's certificate of incorporation
           -----------------
and bylaws, and (ii) all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of its capital stock which are referred to in Guarantor's Form 10-K or Form 10-Q or of which Guarantor is otherwise aware.

          "Original Guaranty" is defined in the recitals.
           -----------------                    --------

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which Guarantor or any of its Subsidiaries, or any corporation, trade or business that is, along with the Guarantor or any of its Subsidiaries, a member of a Controlled

Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Person" means any natural person, corporation, partnership, joint
           ------
venture, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which Guarantor or any member of the Controlled Group sponsors or maintains or to which Guarantor or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

          "Property" means the Land and the buildings and improvements
          ---------
thereon.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of
           --------------
ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Quick Ratio" means the ratio described in Section 4.2.9.
          -----------

          "Rate Contracts" means interest rate and currency swap agreements,
           --------------
cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Receivable" means an account (as such term is defined in the
           ----------
California UCC) owned by Guarantor which has arisen in the ordinary course of the business of Guarantor from the sale of inventory or the provision of services by Guarantor in the normal course of business and all moneys due or to become due, and all rights and claims arising thereunder and all rights related thereto, including those assertable against other Persons in addition to the obligor.

          "Reportable Event" means, as to any Plan, (a) any of the events set
           ----------------
forth in Section 4043 (b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of

ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

          "Restated Bank of America Credit Agreement" means that certain Credit
           -----------------------------------------
Agreement dated as of January 4, 1993, among Guarantor, Bank of America National Trust & Savings Association, as Agent, First National Bank of Boston, as Co-Agent, and the Banks named therein, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of September 21, 1994, among the Guarantor, Bank of America National Trust and Savings Association, as Agent, First National Bank of Boston, as Co-Agent, and certain other Banks, as the same may be further amended, modified, supplemented or restated from time to time.

          "S&P" means Standard & Poor's Rating Group of Standard & Poor's
           ---
Corporation and any successor thereto that is a nationally recognized rating agency.

          "Second Amendment Original Building Lease" is defined in the
           ----------------------------------------
Recitals.

          "Second Amended Original Land Lease" is defined in the Recitals.
          ----------------------------------

          "Second Consent Agreement" means the Construction Consent Agreement
           ------------------------
dated as of April 27, 1995 entered into between Lessor and Lessee.

          "Subordinated Debt" means any Indebtedness of Guarantor that, pursuant
           -----------------
to the instrument evidencing or governing such Indebtedness, is subordinate in right of payment to the Obligations.

          "Taxes" means any present or future income, excise, stamp or franchise
           -----
taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

          "Term Loan Administrative Agent" means ABN AMRO Bank, N.V., as
           ------------------------------
administrative agent for the Term Loan Financial Institutions.

          "Term Loan Agreement" means that certain Term Loan Agreement, dated as
           -------------------
of January 5, 1995, among Guarantor, the several financial institutions from time to time a party thereto, ABN AMRO Bank, N.V., as administrative agent for such financial institutions, and ABN AMRO Bank, N.V. and CIBC Inc., as co-arrangers.

          "Term Loan Documents" means the Term Loan Agreement and all documents
           -------------------
and/or instruments executed and delivered to the Term Loan Administrative Agent or any of the Term Loan Financial Institutions in connection therewith.

          "Term Loan Financial Institutions" means the several financial
           --------------------------------
institutions from time to time a party to the Term Loan Agreement.

          "Third Amendment to Building Lease" is defined in the Recitals.
           ---------------------------------

          "Third Amendment to Land Lease" is defined in the Recitals.
           -----------------------------

          "United States" or "U.S." means the United States of America, its
           -------------      ----
fifty States and the District of Columbia.

           "Welfare Plan" means a "welfare plan", as such term is defined in
            ------------
section 3(1) of ERISA.

          "Wholly Owned Subsidiary" means any corporation in which (other than
           -----------------------
directors' qualifying shares required by law and other than other shares of a de minimis amount issued to and held by others for the benefit of Guarantor or another wholly owned subsidiary) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Guarantor, or by one or more of the other Wholly Owned Subsidiaries, or both.

          SECTION 1.2  Accounting and Financial Determinations.  Unless
                       ---------------------------------------
otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder (including under Section
                                                                      -------
4.2.3) shall be made, and all financial statements required to be delivered
-----
hereunder shall be prepared in accordance with, GAAP.

          SECTION 1.3  Definitions in the Leases.  Unless otherwise defined
                       -------------------------
herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Leases.


                                   ARTICLE II

                              GUARANTY PROVISIONS

          SECTION 2.1  Guaranty.  Guarantor hereby absolutely, unconditionally
                       --------
and irrevocably

               (a) guarantees to Lessor the full and prompt payment and performance of each of the obligations of Lessee under the Leases (collectively, the "Obligations") which Obligations shall include
                              -----------
          without limitation:


                    (i) full and prompt payment of all Basic Rent, Additional Rent, Capital Rent, the Aggregate Balance Due with respect to Lessee's Obligations under the Leases to purchase the Property and any other payments or amounts required to be paid by Lessee under the Leases (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b);

                    (ii) the full and prompt payment, execution and performance of all covenants and agreements of Lessee under each of the Leases, including without limitation Sections 19.3, 20.3, 27, 41 and 51 of the Amended Land Lease and Sections 19.3, 20.3, 21, 27, 41 and 51 of the Amended Building Lease;

                    (iii) the full and prompt payment, execution and performance of all obligations, covenants, liabilities and agreements of Lessee under the Consent Agreement, including without limitation, all amounts payable by Lessee pursuant to
               Section 5.2 of the Consent Agreement; and

                    (iv) the full and prompt payment, execution and performance of all obligations, covenants, liabilities and agreements of Lessee under the Second Consent Agreement, including, without limitation, all amounts payable by Lessee under Section 5.2 of the Second Consent Agreement;

               (b)  agrees to indemnify, hold harmless and reimburse Lessor for
          (i) any damages that Lessor may incur as a result of Lessee's failure to perform any Obligations, including without limitation any damages Lessor may incur if Lessor sells or causes the Property to be sold to any Person following Lessee's failure to perform its obligations as set forth at Section 41 of the Amended Land Lease or Section 41 of the Amended Building Lease or as provided in the Consent Agreement or in the Second Consent Agreement, and (ii) any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lessor in enforcing any rights under this Guaranty or under either or both of the Leases or the Consent Agreement or the Second Consent Agreement; and

               (c) agrees, in the event of any termination of the Leases (or either of them), to make Lessor whole for, and to pay to Lessor immediately and without any deduction, discount or offset of any nature, any amount not paid to Lessor by the Lessee (for any reason and regardless of any defense or protection available to the Lessee with respect thereto) which would have been paid to Lessor by the Lessee over the full term of the Leases and upon the expiration thereof had the Lessee fulfilled all of its obligations under the Leases including without limitation Lessee's obligations arising upon the expiration or termination of either of the Leases.

This is a Guaranty of performance and payment when due and not of collection. Guarantor specifically agrees that it shall not be necessary or required that Lessor exercise any right, assert any claim or demand or enforce any remedy whatsoever against Lessee (or any other Person) before or as a condition to the obligations of Guarantor hereunder. Guarantor acknowledges that it has received full and complete copies of and has approved the Consent Agreement, the Second Consent Agreement, and the Leases.

          SECTION 2.2  Acceleration of Guaranty.  Guarantor agrees that, in the
                       ------------------------
event of the dissolution or insolvency of Lessee or Guarantor, or the inability or failure of Lessee or Guarantor to pay debts as they become due, or an assignment by Lessee or Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Lessee or Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Lessee may not then be due and payable, Guarantor will pay to Lessor forthwith the full amount which would be payable hereunder by Guarantor if all such Obligations were then due and payable.

          SECTION 2.3  Guaranty Absolute, etc.  This Guaranty shall in all
                       ----------------------
respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and shall remain in full force and effect until all Obligations of Lessee have been paid in full or performed, and all obligations of the Guarantor hereunder shall have been paid in full. Guarantor guarantees that the Obligations of Lessee will be paid and performed strictly in accordance with the terms of the Lease or the Consent Agreement or Second Consent Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lessor with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and Guarantor hereby waives:

               (a) any defense based upon any lack of validity, legality or enforceability of either of the Leases;

               (b)  any defense based upon the failure of Lessor

                    (i) to give notice to Guarantor of the occurrence of any default by Lessee under the terms of either of the Leases or the Consent Agreement or Second Consent Agreement,

                    (ii) to assert any claim or demand or to enforce any right or remedy against Lessee or any other Person (including any other guarantor) under the provisions of either of the Leases or the Consent Agreement or Second Consent Agreement or otherwise, or

                    (iii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Lessee;

               (c) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations of Lessee or any other extension, compromise or renewal of any Obligation of Lessee;

               (d) any reduction, limitation, impairment or termination of the Obligations of Lessee for any reason, including any claim of waiver, release, surrender, alteration or compromise, and Lessor and Lessee shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of Lessee or otherwise;

               (e) any limitation on amounts recoverable from Lessee under California Civil Code Section 1951.2 in the event of termination of either or both of the Leases;

               (f) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any obligation, covenant or agreement set forth in either of the Leases or the Consent Agreement or the Second Consent Agreement (other than and to the extent that an amendment in writing executed by the Lessor by its terms specifically indicates that it is the intent of Lessor that such amendment reduce Guarantor's liability under this Guaranty);

               (g) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lessor securing any of the Obligations of Lessee; or

               (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Lessee, any surety or any guarantor.

Guarantor agrees that any release which may be given by Lessor to Lessee or any other guarantor shall not release Guarantor. Without limiting the foregoing, Guarantor acknowledges that a breach of any representation, warranty or covenant of Guarantor hereunder will result in an Event of Default under each of the Leases. Without limiting any other remedy Lessor may have against Guarantor hereunder or against Lessee under the Leases, Guarantor shall following the occurrence of any such breach under this Guaranty and upon the written demand of Lessor purchase the Property as required pursuant to Section 41 of the Amended Land Lease and Section 41 of the Amended Building Lease.

          SECTION 2.4  Reinstatement, etc.  Guarantor agrees that this Guaranty
                       ------------------
shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) or performance of any of the Obligations of Lessee is rescinded or must otherwise be restored by Lessor, upon the insolvency, bankruptcy or reorganization of the Lessee or for any other reason, all as though such payment or performance had not been made.

          SECTION 2.5  Waiver, etc.  (a) Guarantor hereby waives promptness,
                       -----------
diligence, notice of acceptance and any other notice with respect to any of the Obligations of Lessee and this Guaranty and any requirement that Lessor protect, secure, respect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against Lessee or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations of Lessee. Guarantor further waives (to the maximum extent permitted by law) any defense arising by reason of any claim or defense based upon any limitation imposed on amounts recoverable by Lessor under the Leases, including, if and to the extent applicable, the provisions of California Civil Code Section 1951.2 or an election of remedies by Lessor including, if and to the extent applicable, the provisions of (S)(S)580d and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction.

          (b) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR SPECIFICALLY WAIVES ANY POSSIBLE CLAIM THAT GUARANTOR IS NOT A TRUE GUARANTOR OF THE LEASES (OR EITHER OF THEM), WHETHER SUCH CLAIM IS BASED UPON ANY CONTENTION THAT THE LEASES (OR EITHER OF
THEM) ACTUALLY REPRESENT ONE OR MORE LOAN TRANSACTIONS, OR UPON ANY CONTENTION THAT GUARANTOR ACTUALLY IS THE TRUE DEBTOR IF THE LEASES (OR EITHER OF THEM) ACTUALLY REPRESENT ONE OR MORE LOAN TRANSACTIONS, OR UPON ANY OTHER SIMILAR OR DISSIMILAR CONTENTION, OR UPON ANY COMBINATION THEREOF; AND GUARANTOR FURTHER HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 1951.2, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839,
2845, 2848, 2849 AND 2850, TO THE EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14, PART IV OF THE CALIFORNIA CIVIL CODE.

          (c) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor authorizes Lessor at its sole option, without notice or demand and without affecting the liability of the Guarantor hereunder, to release and reconvey (with or without receipt of any consideration) any Lien against any or all collateral for the Obligations of Lessee, and to exercise all powers of sale in the Leases and to foreclose any or all deeds of trust, mortgages or other instruments or agreements by judicial or non-judicial sale, all without affecting the liability of the Guarantor hereunder. Guarantor expressly waives any defense to the recovery by Lessor from Guarantor of any deficiency after a non-judicial sale, including, without limitation, any defense arising as a result of any election of remedies by Lessor which limits or destroys such Guarantor's subrogation rights or such Guarantor's right to proceed against Lessee for reimbursement (including, without limitation, any election by Lessor to exercise its rights under a power of sale in or any instruments securing the Obligations of Lessee under the Leases, any deed of trust or mortgage and any consequential loss by Guarantor of the right to recover any deficiency from the Lessee). Guarantor waives all rights and defenses arising out of an election of remedies by the Lessor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Lessee by the operation of Section 580d of the Code of Civil Procedure or otherwise. Guarantor waives any right to receive notice of any judicial or non-judicial sale or the sale or foreclosure of any real property, and the failure of the Guarantor to receive such notice shall not impair or affect the Guarantor's liability hereunder. Guarantor warrants and agrees that each of the acknowledgements and waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If, despite the foregoing, any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          SECTION 2.6  Subrogation.  Guarantor hereby disclaims, releases and
                       -----------
waives forever any subrogation claims or rights it would otherwise have or be entitled to under this Guaranty or pursuant to applicable law as a result of any payment made by Guarantor hereunder or otherwise. Any amount paid to Guarantor on account of any such subrogation rights shall be held in trust for the benefit of Lessor and shall immediately be paid to Lessor and credited and applied against the Obligations of Lessee, whether matured or unmatured, in accordance with the terms of either of the Leases. In furtherance of the foregoing, Guarantor shall refrain from taking any action or commencing any proceeding against the Lessee (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to Lessor.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties.  Guarantor hereby
                       ------------------------------
represents and warrants to Lessor as set forth in this Article III.
                                                       -----------

          SECTION 3.1.1  Organization, etc.  Guarantor and each of its
                         -----------------
Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor) and has full power and authority and holds all requisite Governmental Approval to enter into and perform its obligations under this Guaranty and each of the Operative Agreements and to own and hold under lease its properties and to conduct its business substantially as currently conducted by it.

          SECTION 3.1.2  Due Authorization, Non-Contravention, etc.  The
                         -----------------------------------------
execution, delivery and performance by Guarantor of this Guaranty and each of the Operative Agreements to which it is a party is within the Guarantor's corporate powers, has been duly authorized by all necessary corporate action, and does not

               (a)  contravene Guarantor's Organic Documents;

               (b) contravene any Governmental Requirement, Governmental Approval or any material contractual restriction (including contractual restrictions contained in any loan agreement or instrument to which Guarantor is a party) binding on or affecting Guarantor; or

               (c) result in, or require the creation or imposition of, any Lien on any of Guarantor's properties (except in favor of Lessor).

          SECTION 3.1.3  Government Approval, Regulation, etc.  No Governmental
                         ------------------------------------
Approval or other consent or approval of any Person which has not been obtained is required for the due execution, delivery or performance by Guarantor of this Guaranty or any other Operative Agreement to which it or the Lessee is a party, or for the exercise by Lessor of any of its rights or remedies hereunder or thereunder. Neither Guarantor nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.1.4  Validity, etc.  This Guaranty and each of the Operative
                         -------------
Agreements to which Guarantor or Lessee is a party constitutes the legal, valid and binding obligation of Guarantor and Lessee, as applicable, enforceable in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity.

          SECTION 3.1.5  Financial Information.  The consolidated balance sheets
                         ---------------------
of Guarantor and its Subsidiaries as at December 31, 1991, June 28, 1992, December 27, 1992, June 27, 1993, December 26, 1993, June 26, 1994 and December 25, 1994, and the related consolidated statements of earnings and cash flow of Guarantor and such Subsidiaries, copies of which have been furnished to Lessor, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          SECTION 3.1.6  No Material Adverse Change.  There has been no material
                         --------------------------
adverse change in the financial condition, operations, assets, business, properties or prospects of Guarantor or any of its Subsidiaries since September 27, 1992 except as may be described in (a) Guarantor's Form 10-K dated December 29, 1991 or any subsequent 10-K of Guarantor which, prior to the date of this Guaranty, Guarantor filed with the Securities and Exchange Commission and delivered to Lessor, to and including Guarantor's Form 10-K dated December 25, 1994, or (b) Guarantor's Form 10-Q dated June 28, 1992 or any subsequent 10-Q of Guarantor which, prior to the date of this Guaranty, Guarantor filed with the Securities and Exchange Commission and delivered to Lessor, to and including Guarantor's Form 10-Q dated July 2, 1995.

          SECTION 3.1.7  Litigation, Labor Controversies, etc.  There is no
                         ------------------------------------
pending or, to the knowledge of Guarantor, threatened litigation, action, proceeding, or labor controversy affecting Guarantor or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Guaranty or either of the Leases except as described in Guarantor's Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and Guarantor's Quarterly Report on
Form 10-Q for the period ended July 2, 1995. Lessor acknowledges receipt of the Form 10-K and Form 10-Q specifically listed in the preceding sentence.

          SECTION 3.1.8  Subsidiary.  Guarantor owns all of the outstanding
                         ----------
voting stock in Lessee and all stock, securities and indentures convertible into voting stock. Except for Guarantor, no person having any interest in Lessee has any right to cause a liquidation, distribution or sale of all or a substantial portion of Lessee or its assets.

          SECTION 3.1.9  Ownership of Properties.  Except as permitted pursuant
                         -----------------------
to Section 4.2.2, Guarantor and each of its Subsidiaries owns good and
   -------------
marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like other than infringement claims which would not materially and adversely affect the business of Guarantor and its Subsidiaries, taken as a whole, or infringement claims which are described in Guarantor's Form 10-K for the Fiscal Year ended December 25, 1994 and Form 10-Q for the quarterly period ended July 2, 1995. To the best of Guarantor's knowledge after due investigation, and subject to the last sentence of this
Section 3.1.9, Guarantor and each of its Subsidiaries owns or holds licenses for
-------------
all necessary patents, patent rights and other similar intellectual property rights to conduct its business as presently conducted. Guarantor's right to use certain intellectual property rights pertaining to the Intel 386 and 486 microprocessors is the subject of current litigation between Guarantor and Intel Corporation. The current status of that litigation, and the effect which that litigation may have upon Guarantor if determined adversely to the Guarantor, are accurately described in Guarantor's Form 10-K dated December 25, 1994 and Guarantor's Form 10-Q dated July 2, 1995.

          SECTION 3.1.10  Taxes.  Guarantor and each of its Subsidiaries has
                          -----
filed all tax returns and reports required by any Governmental Authority to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 3.1.11  Pension and Welfare Plans.  During the twelve-
                          -------------------------
consecutive-month period prior to the date of the execution and delivery of this Guaranty no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Guarantor or any member of the Controlled Group of any material liability, fine or penalty. Neither Guarantor nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          SECTION 3.1.12  Environmental Warranties.  Except for matters
                          ------------------------
("Environmental Matters") set forth in Schedule II, none of which would have a
-----------------------
material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole:

               (a) all facilities and property (including underlying groundwater) owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, have been, and continue to be, owned or leased by Guarantor and its Subsidiaries in material compliance with all Environmental Laws;

               (b) there have been no past, and there are no pending or threatened

                    (i) claims, complaints, notices or requests for information received by Guarantor or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                    (ii) complaints, notices or inquiries to Guarantor or any of its Subsidiaries regarding potential liability under any Environmental Law;

               (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

               (d) Guarantor and its Subsidiaries have been issued and are in material compliance with all Governmental Requirements and Governmental Approvals relating to environmental matters and necessary or desirable for their businesses;

               (e) no property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) to Guarantor's best knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by either Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

               (g) neither Guarantor nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Guarantor or any Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

               (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole; and

               (i) no conditions exist at, on or to Guarantor's best knowledge under any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

Nothing in this Section 3.1.12 shall be deemed to limit or modify any
                --------------
representation or warranty in the Environmental Indemnity Agreement.

          SECTION 3.1.13  Regulations G, U and X.  Neither the Guarantor nor any
                          ----------------------
of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 3.1.14  No Default.  Neither Guarantor nor any of its
                          ----------
Subsidiaries is (a) in default under any indenture, mortgage, loan agreement or other agreement or instrument to which any of them is now a party or by which it is bound, or (b) in violation of any Governmental Requirements or Governmental Approvals, which, in the case of (a) or (b) above, would (i) materially adversely affect either the Property or the properties, business, operations or financial condition of Guarantor and its Subsidiaries taken as a whole, (ii) materially adversely affect the ability of Guarantor and its Subsidiaries to perform any of its obligations under this Guarantee or any of the Operative Agreements, (iii) materially adversely affect the rights of any other Person a party to an Operative Agreement, or (iv) materially adversely affect the transactions contemplated by any of the Operative Agreements.

          SECTION 3.1.15  Representations and Warranties in the Leases. Each of
                          --------------------------------------------
Lessee's representations and warranties contained in the Leases and the Consent Agreement and the Second Consent Agreement is true, complete and correct in all material respects.

          SECTION 3.1.16  Accuracy of Information.  All factual information
                          -----------------------
heretofore or contemporaneously furnished by or on behalf of Guarantor or any of its Subsidiaries in writing to the Lessor for purposes of or in connection with this Guaranty or any Operative Agreements or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of Guarantor or any of its Subsidiaries to Lessor will be, true and accurate in every material respect on the date as of which such information is dated or certified and as to the documents and materials listed on and except as specifically set forth in Schedule III as of the date of execution and delivery of this Guaranty, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Notwithstanding the foregoing, while Guarantor has exercised reasonable care in preparing the financial forecasts and construction budgets furnished to Lessor, Lessor acknowledges that the information contained in such forecasts and budgets are preliminary and subject to change.

                                   ARTICLE IV

                                COVENANTS, ETC.

          SECTION 4.1  Affirmative Covenants.  Guarantor covenants and agrees
                       ---------------------
that, so long as any portion of the Obligations of Lessee shall remain unpaid or unperformed, Guarantor will, unless Lessor shall otherwise consent in writing, perform the obligations set forth in this Section.

          SECTION 4.1.1  Financial Information, Reports, Notices, etc. Guarantor
                         --------------------------------------------
will furnish, or will cause to be furnished, to Lessor copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year a consolidated balance sheet of Guarantor as of the end of such Fiscal Quarter along with a consolidated statements of earnings and cash flow for Guarantor for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or accounting officer of Guarantor;

               (b) as soon as available and in any event within 90 days after the end of each Fiscal Year a copy of the annual audit report for such Fiscal Year for Guarantor, including therein a consolidated balance sheet of Guarantor as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Guarantor for such Fiscal Year, certified (without any Impermissible Qualification) in a manner acceptable to the Lessor by Ernst and Young or other independent certified public accountants acceptable to the Lessor.

               (c) as soon as available and in any event within 45 days of the end of each Fiscal Quarter, a certificate executed by the chief financial officer of Guarantor, showing (in reasonable detail and appropriate calculations and computations in all respects satisfactory to Lessor) compliance with the financial covenants set forth in Sections 4.2.1 and 4.2.3;
          --------------     -----

               (d) as soon as possible and in any event within three business days after Guarantor or any of its Subsidiaries has knowledge of the occurrence of a Default or a default or breach by Guarantor of any of Guarantor's covenants or representations or warranties set forth in this Guaranty, a statement of the chief financial or accounting officer of Guarantor setting forth details of such Default or default and the actions Lessee or Guarantor have taken or propose to take with respect thereto;

               (e) as soon as possible and in any event within three business days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 3.1.7 or (y) the commencement of any labor controversy,
             -------------
          litigation, action, proceeding of the type described in Section 3.1.7,
                                                                  -------------
          notice thereof and upon request copies of all documentation relating thereto;

               (f) promptly after the receipt, sending or filing thereof, copies of all material (i) statements, reports or other documents sent or received by Guarantor or Lessee to or from any Governmental Authority regarding any of the Property or any of the Operative Agreements or to or from its security holders and (ii) all reports and registration statements which Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

               (g) immediately upon the institution of any steps by Guarantor or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that Guarantor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Guarantor of any material liability, fine or penalty, or any material increase in the contingent liability of Guarantor with respect to any post-retirement Welfare Plan benefit, notice thereof and upon request copies of all documentation relating thereto; and

               (h) such other information respecting the condition or operations, financial or otherwise, of Guarantor or any of its Subsidiaries as Lessor may from time to time reasonably request.

          SECTION 4.1.2  Compliance with Laws, etc.  Guarantor will, and
                         -------------------------
Guarantor will cause each of its Subsidiaries to, comply in all material respects with all Governmental Requirements and Governmental Approvals the noncompliance with which would (i) reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or prospects of Lessee or Guarantor and its Subsidiaries, taken as a whole, (ii) result in the creation or imposition of a Lien (except as expressly permitted herein) or (iii) subject Lessor to any liability, such compliance to include:

               (a) the maintenance and preservation of the corporate existence of Guarantor and Lessee and qualification as a foreign corporation of Guarantor and each of its Subsidiaries in each jurisdiction where the nature of its business requires such qualification;

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon the Guarantor or any of its Subsidiaries or upon their respective property except to the extent that the failure to pay the same would not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole.

          SECTION 4.1.3  Maintenance of Properties.  Guarantor will, and
                         -------------------------
Guarantor will cause each of its Subsidiaries to, maintain, preserve, protect and keep the Property and all of its other facilities and properties in good repair, working order and condition and make necessary and proper repairs, renewals and replacements as required by Lessee under the Leases and so that its business may be properly conducted at all times.

          SECTION 4.1.4  Insurance.  The Guarantor will, and will cause Lessee
                         ---------
and each of its other Subsidiaries to, maintain or cause to be maintained with reasonable insurance companies insurance with respect to its properties and businesses (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Guarantor furnish to Guarantor at reasonable intervals a certificate of an authorized officer of Guarantor setting forth the nature and extent of all insurance maintained by Guarantor and its Subsidiaries in accordance with this Section and as required under each of the Leases and the Consent Agreement and the Second Consent Agreement. All such insurance shall be written by reputable insurers legally qualified to issue such insurance having an A.M. Best policyholders rating of not less than A, or if written by an insurer domiciled outside of the United States of America, such insurance shall not exceed in the aggregate 10% of the policyholders' surplus of such insurer.

          SECTION 4.1.5  Books and Records.  The Guarantor will, and will cause
                         -----------------
each of its Subsidiaries to keep books and records which accurately reflect all of its business affairs and transactions and permit Lessor or any of their respective representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its and its Subsidiaries' offices, to discuss its financial matters with its and its Subsidiaries' officers and independent public accountant (and Guarantor hereby authorizes such independent public accountant to discuss Guarantor's and its Subsidiaries' financial matters with Lessor or its representatives) and to examine any of its and its Subsidiaries' books or other corporate or partnership records. On and after the occurrence and continuance of any Default or Event of Default, the Guarantor shall pay any reasonable fees of such independent public accountant incurred in connection with Lessor's exercise of its rights pursuant to this Section. Guarantor will not, and Guarantor will cause each of its Subsidiaries not to, except in the ordinary course of business, destroy any of the aforementioned books, records and logs without the prior consent of Lessor.

          SECTION 4.1.6  Environmental Covenant.  Guarantor will, and
                         ----------------------
Guarantor will cause each of its Subsidiaries to

               (a) use and operate the Property and all of its other facilities and properties and to undertake and carry out the Alterations in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

               (b) immediately notify Lessor and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to (i) the condition of the Property or the compliance with Environmental Laws in connection with the use or operation of the Property or (ii) Guarantor's or any of its Subsidiaries' other facilities and properties or their compliance with Environmental Laws which may have an adverse material affect on Guarantor; and

               (c) provide such information and certifications which Lessor may reasonably request from time to time to evidence compliance with this
          Section 4.1.6.
          -------------

Nothing in this Section 4.1.6 shall be deemed to limit or modify any covenant or
                -------------
negative covenant in the Environmental Indemnity Agreement.

          SECTION 4.1.7  Maintenance of Authorizations, etc.  Guarantor will,
                         ----------------------------------
and Guarantor will cause each of its Subsidiaries to, maintain all necessary Governmental Approvals with respect to the ownership, operation and maintenance of the Property and the construction of the additions and all of its other facilities and properties, and Guarantor will, and Guarantor will cause each of its Subsidiaries to, comply with all Governmental Requirements and Governmental Approvals governing the ownership, operation and maintenance thereof (except (a) those being contested in good faith and by appropriate proceedings and (b) those the failure of which to maintain or comply with would not (i) reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or prospects of the Guarantor or any of its Subsidiaries, (ii) result in the creation or imposition of any Lien (except as expressly permitted herein or in the Leases), or (iii) subject Lessor to any liability).

          SECTION 4.1.8  Performance of Obligations.  Guarantor will, and
                         --------------------------
Guarantor will cause Lessee to, duly perform and observe all of its obligations, covenants, and agreements under the Operative Agreements.

          SECTION 4.1.9  Further Assurances.  Guarantor agrees that, from time
                         ------------------
to time at its own expense, it shall, and Guarantor shall cause each of its Subsidiaries to, promptly execute and deliver all further agreements, instruments and documents, obtain or make such additional consents or filings, and take all further actions that may be necessary, or that the Lessor may reasonably request, in order for the Guarantor and its Subsidiaries to be in compliance with the terms hereof.

          SECTION 4.1.10  Fees.  Guarantor will pay or cause to be paid all
                          ----
investment banking, broker's or finder's fees and commissions with respect to the transactions contemplated by the Operative Agreements.

          SECTION 4.2  Negative Covenants.  Guarantor covenants and agrees that,
                       ------------------
so long as any portion of the Obligations of the Lessee shall remain unpaid or unperformed, Guarantor will not, without the prior written consent of the Lessor, do anything prohibited in this Section.

          SECTION 4.2.1  Liens.  Guarantor will not, and Guarantor will not
                         -----
suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Assets (including the Property), whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
                                     ---------------

               (a) Liens securing payment of the Obligations,

               (b) any Lien existing on the Assets of Guarantor or its Subsidiaries as of January 5, 1995 and set forth in Schedule IV securing
                                                    -----------
Indebtedness outstanding on such date;

               (c)  any Lien created under any Term Loan Document;

               (d) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 3.1.10, provided that no
                                               --------------
notice of lien has been filed or recorded;

          (e) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Assets subject thereto;

          (f) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (g) Liens on the Assets of Guarantor or any of its Subsidiaries (other than Liens on all or a portion of the Property) securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (h) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

          (i) easements, rights-of-way, restrictions and other similar encumbrances on Assets other than the Property which are incurred in the Ordinary Course of Business and which do not in any case materially detract from the value of the Assets subject thereto or interfere with the ordinary conduct of the businesses of Guarantor and its Subsidiaries on such Assets;

          (j) Liens on assets of corporations which become Subsidiaries after the date of this Guaranty, provided, however, that such Liens existed at the
                           --------  -------
time the respective corporations became Subsidiaries and were not created in anticipation thereof;

          (k) Purchase money security interests on any Assets (other than the Property) acquired or held by Guarantor or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Assets; on the condition
                                                                -- --- ---------
that (i) any such Lien attaches to such Assets concurrently with or within 20
----
days after the acquisition thereof, (ii) such Lien attaches solely to the Assets so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such Assets; and

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; on the condition that
                                                         -- --- --------- ----
(i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Guarantor in excess of those set forth by regulations promulgated by the F.R.S. Board, and (ii) such deposit account is not intended by Guarantor or any of its Subsidiaries to provide collateral to the depository institution;

provided, however that no Liens otherwise permitted by (a) through (k) above
--------  -------
shall be permitted if such Liens are otherwise prohibited under either of the Leases or the Consent Agreement or the Second Consent Agreement.

          SECTION 4.2.2  Disposition of Assets.  Guarantor shall not, and shall
                         ---------------------
not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Assets (including accounts and notes receivable (with or without recourse) and equipment sale-leaseback transactions) or enter into any agreement to do any of the foregoing, except:

               (a) dispositions of inventory, or used, outmoded, worn-out or surplus equipment, all in the Ordinary Course of Business;

               (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

               (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition,
                            --------
no Default or Event of Default under either of the Leases or the other Operative Agreements and no breach or default under this Guaranty shall exist or shall result from such disposition, (ii) the aggregate sales price from any disposition pursuant to a sale-leaseback transaction shall be paid in cash,
(iii) sale-leaseback transactions shall only be permitted with respect to real property and equipment, and (iv) the aggregate fair market value of all assets (excluding real property and equipment subject to sale-leaseback transactions) so sold by Guarantor and its Subsidiaries, together with all other sales under this subsection (c) since September 21, 1994, shall not exceed in the aggregate 20% of Guarantor's Consolidated Tangible Net Worth as calculated immediately prior to such disposition.

Notwithstanding subsection 4.2.2(c) above, the disposition of accounts receivable shall not be permitted. Nothing in this Section 4.2.2 permits or
                                                    -------------
authorizes any disposition of the Property or any portion thereof by Guarantor or any Subsidiary of Guarantor except as may be expressly permitted under the Leases.

          SECTION 4.2.3  Consolidations and Mergers.  Guarantor shall not, and
                         --------------------------
shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

               (a) any Subsidiary (other than Lessee) of Guarantor may merge with Guarantor, provided that Guarantor shall be the continuing or surviving corporation, or with any one or more Subsidiaries (other than Lessee) of Guarantor, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

               (b) any Subsidiary (other than Lessee) of Guarantor may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Guarantor or another Wholly-Owned Subsidiary (other than Lessee) of Guarantor.

          Nothing in this Section 4.2.3 permits or authorizes any disposition of
                          -------------
the Property or any portion thereof by Guarantor or any Subsidiary of Guarantor except as may be expressly permitted under the Leases.

          SECTION 4.2.4  Loans and Investments.  Guarantor shall not purchase or
                         ---------------------
acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, all or substantially all assets, or obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Guarantor (together, "Investments"), except for:
                         -----------

               (a)  Investments in Cash Equivalents;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

               (c) Investments (other than for the purpose of any Acquisition) by Guarantor in or to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in or to another of Guarantor's Wholly-Owned Subsidiaries;

               (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the book value of such Investments
                            --------
for Guarantor and its Subsidiaries on a
consolidated basis, excluding value provided by Guarantor in the form of Guarantor's capital stock with regard to any single Acquisition shall not exceed at the time of such investment 10% of Consolidated Tangible Net Worth as calculated immediately prior to such Acquisition, (ii) such Acquisitions are of Persons or businesses in Guarantor's lines of business or provide vertical integration, (iii) such Acquisitions are undertaken in accordance with all applicable Governmental Requirements, (iv) (x) if any Person or business so acquired (the "Acquiree") is subject to Section 12 of the Exchange Act or
               --------
subject to the requirements of Section 15(d) of such Exchange Act, the prior, effective written consent of the board of directors or equivalent governing body of the Acquiree is obtained and delivered to the Lessor, or (y) if the Acquiree does not meet the qualifications set forth in subclause (x) of this clause (iv), the prior effective written consent of the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the consent of which, notwithstanding any provisions in the Organic Documents of the Acquiree to the contrary, is required by applicable statute to consummate the Acquisition, is obtained and delivered to Lessor, and
(v) such Acquisition shall not result in any breach or default under this Guaranty or in any Default or Event of Default under either of the Leases or any other Operative Agreement or under the Term Loan Agreement; or

               (e) Investments of not more than $175,000,000 in Fujitsu-AMD Semiconductor Limited; or

               (f) other Investments not described above and that are not prohibited elsewhere in this Guaranty, to the extent such Investments are not used for purposes of any Acquisition and do not exceed at any one time the sum of (i) $150,000,000; (ii) 50 percent of the after-tax earnings net of after-tax losses of Guarantor, cumulative from January 5, 1995, as determined at the time of Investment; and (iii) the aggregate net cash proceeds received by Guarantor from the issuance or sale of its capital stock subsequent to January 5, 1995 other than to a Subsidiary reduced by the aggregate cash purchase price paid by Guarantor in Guarantor's repurchases of capital stock subsequent to January 5, 1995.

          SECTION 4.2.5  Transactions with Affiliates.  Guarantor shall not, and
                         ----------------------------
shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of Guarantor or of any such Subsidiary, except
(a) as expressly permitted by this Guaranty, or (b) in the Ordinary Course of Business or pursuant to the reasonable requirements of the business of Guarantor or such Subsidiary; in each case (a) and (b), upon fair and reasonable terms materially no less favorable to Guarantor or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Guarantor or such Subsidiary; provided, however, that nothing in this Section
4.2.5 shall be deemed to
prohibit transactions between Guarantor and any Subsidiary of Guarantor provided that such transactions are fair and reasonable to Guarantor.

          SECTION 4.2.6  Guaranty Obligations.  Guarantor shall not, and shall
                         --------------------
not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Guaranty Obligations except:

               (a) endorsements for collection or deposit in the Ordinary Course of Business;

               (b)  the Obligations;

               (c) Guaranty Obligations of Guarantor and its Subsidiaries existing as of January 5, 1995 and Listed on, and subject to the maximum amounts specified in, Schedule V;
              ----------

               (d) Guaranty Obligations of Guarantor of not more than $175,000,000 of Indebtedness of Fujitsu-AMD Semiconductor Limited; and

               (e) in addition to Guaranty Obligations described in the preceding clauses (a) through (c), Guaranty Obligations by Guarantor of the Indebtedness of its Offshore Subsidiaries, up to $75,000,000 in the aggregate at any time for all such Offshore Subsidiaries combined.

          SECTION 4.2.7  Compliance with ERISA.  Guarantor shall not, and shall
                         ---------------------
not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Lessor) liability to Guarantor or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Lessor) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of Lessor) liability to Guarantor or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of Lessor) liability to any member of the Controlled Group, or (v) permit the-present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of Lessor) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

          SECTION 4.2.8  Restricted Payments.
                         -------------------

               (a) Guarantor shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that Guarantor may, provided that both before and after giving effect thereto Guarantor is not in breach or default under this Guaranty and no Default or Event of Default exists under any of the Operative Agreements:

                    (i) declare and make dividend payments or other distributions payable solely in its common stock;

                    (ii) purchase, redeem or otherwise acquire shares of its common stock or preferred stock, or warrants or options to acquire any such shares, to the extent that such transactions in the aggregate do not exceed (taking into account all such purchases, redemptions or acquisitions occurring since September 21, 1994) the sum of:

                         (A) the lesser of $70,000,000 or the acquisition cost of 5,000,000 shares; and

                         (B)  the extent to which the aggregate cash
                    consideration, net of commissions and other out-of-pocket costs and expenses incurred in connection therewith, actually received by Guarantor from the issuance by Guarantor of shares of its common stock subsequent to September 21, 1994 exceeds the aggregate cash consideration used to acquire shares of Convertible Exchangeable Preferred Stock and its common stock, pursuant to this Section 4.2.8(a)(ii) since September 21, 1994; and

                    (iii) declare or pay mandatory cash dividends to holders of preferred stock outstanding on September 21, 1994;

provided, however, that the foregoing restrictions shall not apply to any
-----------------
distribution to, or purchase, redemption or other acquisition from, (x) Guarantor by a Wholly-Owned Subsidiary, or (y) any Wholly-Owned Subsidiary by a Wholly-Owned Subsidiary of such Subsidiary.

               (b) Guarantor shall not prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than for scheduled payments of interest due on the date of payment thereof, if such payment is permitted to be made pursuant to the terms of the documents evidencing or governing the applicable Subordinated Debt) in respect of, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of, any Subordinated Debt, or transfer any property in payment of or as security for the payment of, or violate the subordination terms of, any Subordinated Debt, or amend, modify or change in any manner the terms of any Subordinated Debt or any instrument, indenture or other document evidencing, governing or affecting the terms of any Subordinated Debt, if any such amendment, modification or change has or would have an adverse effect on Lessor's rights or remedies under any of the Operative Agreements, or cause or permit any of its Subsidiaries to do any of the foregoing; provided, however, that Guarantor may, on the condition that
                  --------  -------
both before and after giving effect thereto Guarantor is not in breach or default under this Guaranty and no Default or Event of Default exists under any of the Operative Agreements, make sinking fund payments to provide for the redemption of Guarantor's 6% Convertible Subordinated Debentures Due 2012, issued in exchange for shares of Guarantor's Convertible Exchangeable Preferred Stock, in accordance with and to the extent required by Article XI of the Indenture.

          SECTION 4.2.9  Modified Quick Ratio.  Guarantor shall not at any time
                         --------------------
suffer or permit its ratio (determined on a consolidated basis) of (a) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents and 75% of all Long Term Investments, other than Cash Equivalents or Long Term Investments subject to a Lien securing an obligation that is not a GAAP liability, plus the amount of Receivables, net of allowances for doubtful accounts, to (b) Consolidated Current Liabilities of Guarantor and its Subsidiaries, to be less than 1.10 to 1.00.

          SECTION 4.2.10  Minimum Tangible Net Worth.  Guarantor shall not
                          --------------------------
suffer or permit its Consolidated Tangible Net Worth as of the end of any Fiscal Quarter to be less than $1,300,000,000 plus (a) 75% of net income for Guarantor and its Subsidiaries computed from the first day of Guarantor's third Fiscal Quarter of 1994 through the end of such fiscal quarter for which the determination is being made, determined quarterly on a consolidated basis and not reduced by any quarterly loss, plus (b) 100% of the Net Proceeds of any sale of capital stock of Guarantor by or for the account of Guarantor, occurring after September 21, 1994, plus (c) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after September 21, 1994.

          SECTION 4.2.11  Leverage Ratio.   Guarantor shall not at any time
                          --------------
suffer or permit its Leverage Ratio to be greater than 0.85 to 1.00.

          SECTION 4.2.12  Fixed Charge Coverage Ratio.  Guarantor shall not at
                          ---------------------------
any time of determination suffer or permit its Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.

          SECTION 4.2.13  Change in Business.  Guarantor shall not, and shall
                          ------------------
not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by Guarantor and its Subsidiaries on the date hereof.

          SECTION 4.2.14  Accounting Changes.  Guarantor shall not, and shall
                          ------------------
not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Guarantor or of any of its consolidated Subsidiaries.

          SECTION 4.2.15  Bankruptcy Proceedings.  Guarantor will not take any
                          ----------------------
action to commence, institute, instigate, or cause to be filed bankruptcy proceedings, whether involuntary or voluntary, against any of its Subsidiaries, including, without limitation, Lessee.

          SECTION 4.2.16  Negative Pledges, Restrictive Agreements, etc. Except
                          ---------------------------------------------
as provided in this Guaranty, Guarantor will not, and Guarantor will not permit any of its Subsidiaries to, enter into any agreement prohibiting or restricting:

               (a) the ability of either Guarantor or Lessee to amend or otherwise modify this Guaranty or the Leases; or

               (b) the ability of any Subsidiary to make any payments, directly or indirectly, to either Guarantor or Lessee by way of dividends, distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to either Guarantor or Lessee.


                                   ARTICLE V

                               COLLATERAL ACCOUNT

          SECTION 5.1  Deposit Events.  Each of the following events or
                       --------------
occurrences described in this Section 5.1 shall constitute a "Deposit Event":
                                                              -------------

               5.1.1 Any representation or warranty of Guarantor made or deemed to be made under this Guaranty, any Operative

          Agreement to which Guarantor is a party or other writing or certificate furnished by or on behalf of Guarantor to Lessor for the purposes of or in connection with this Guaranty is or shall be incorrect when made in any material respect.

               5.1.2 Guarantor shall default, fail to perform or observe any of the covenants set forth at Article IV.

               5.1.3  Any Change in Control shall occur.

               5.1.4 One or more non-interlocutory judgments, orders or decrees is entered against Guarantor or any of its Subsidiaries involving, in the aggregate, liability (excluding liability which is fully covered by insurance where the availability of such insurance is not in substantial dispute) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same remains unvacated and unstayed pending appeal for 30 or more days after the entry thereof.

               5.1.5 Any non-monetary judgment, order or decree is rendered against Guarantor or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and for any period of 10 consecutive days a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect.

               5.1.6 Guarantor or any of its Subsidiaries defaults on the payment of, or is otherwise in default (after expiration of any applicable grace period) under, any Indebtedness (including, without limitation, the Restated Bank of America Credit Agreement and the Term Loan Agreement) of Guarantor or such Subsidiaries to any Person or Persons where such Indebtedness (individually or in the aggregate) exceeds $10,000,000.

          SECTION 5.2  Deposit and Applications.  Upon the occurrence of a
                       ------------------------
Deposit Event, Guarantor shall within two (2) business days following receipt of written demand from Lessor deposit in a cash collateral account (the "Collateral
                                                                      ----------
Account") maintained with Lessor and entitled "AMD Pledge Collateral Account for
-------
the benefit of CIBC Inc." an amount equal to the Aggregate Balance Due plus the present value (using a discount rate of five percent (5%)) of the remaining unpaid Basic Rent due under each of the Leases. The amount deposited in the Collateral Account shall be invested by Lessor at the direction of Guarantor in Cash Equivalent Investments. All interest, dividends and earnings and other distributions on such Cash Equivalent Investments shall also be deposited in the Collateral Account. Lessor shall not incur any liability as a result of any actions taken or not taken by it on its behalf in connection with the maintenance of the Collateral

Account and the investment of amounts deposited therein, provided Lessor has not acted with gross negligence or willful misconduct.

          The Collateral Account shall serve as security for the payment and performance by Lessee of the Obligations. In the event of an Event of Default under either of the Leases, including without limitation Lessee's failure to perform its obligations under Section 41 of each of the Leases or the Guarantor's failure to promptly perform and/or pay pursuant to this Guaranty, Lessor is authorized, without giving written notice to, or the requirement that any action be taken by, Guarantor to apply for the benefit of Lessor all or any part of the Collateral Account to the payment of the Obligations. The rights of the Lessor with respect to the Collateral Account are in addition to and not in limitation of Lessor's other rights and remedies under this Guaranty and each of the Leases, including without limitation the right of Lessor to declare an Event of Default upon the occurrence of any event described in Section 5.1 above or to demand that Guarantor purchase the Property pursuant to the last sentence in the final paragraph of Section 2.3 of this Guaranty, and each such other right and
                   -----------
remedy may be exercised independently of Lessor's rights under this Article V.
                                                                    ---------


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          SECTION 6.1  Successors, Transferees and Assigns; Transfers of Notes,
                       --------------------------------------------------------
etc.  This Guaranty shall be binding upon Guarantor and its successors,
---
transferees and assigns and inure to the benefit of and be enforceable by the Lessor and its successors, transferees and assigns, including without limitation any assignee of all or any portion of Lessor's interest in the Leases or the Property.

          SECTION 6.2  Amendments, etc.  No amendment to or waiver of any
                       ---------------
provision of this Guaranty, nor consent to any departure by either Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6.3  Notices.  All notices, requests, demands and other
                       -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or on two business days following consignment (freight prepaid) to a commercial overnight air courier service or seven business days after being mailed, first class with postage prepaid, return receipt requested:

          (a)  If to the Guarantor, to

               Advanced Micro Devices, Inc.
               1160 Kern
               Sunnyvale, California  94086-3453
               Attention:  Chief Financial Officer

               With a copy to:

               Advanced Micro Devices, Inc.
               1160 Kern
               Sunnyvale, California  94086-3453
               Attention:  General Counsel

or to such other person or address as the Guarantor shall furnish to the Lessor in writing;

          (b)  If to the Lessor, to:

               CIBC Inc.
               275 Battery Street, Suite 1840
               San Francisco, California  94111
               Telecopy:  (415) 399-5761
               Attention:  Managing Director, Electronics Group

               With a copy to:

               CIBC Inc.
               425 Lexington Avenue
               New York, New York 10017
               Attention:  Managing Director, Leasing Group

or to such other person or address as the Lessor shall furnish to the Guarantor in writing.

          SECTION 6.4  No Waiver; Remedies.  In addition to, and not in
                       -------------------
limitation of, Section 2.3 and Section 2.5, no failure on the part of Lessor to
               -----------     -----------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.5  Captions.  Section captions used in this Guaranty are for
                       --------
convenience of reference only, and shall not affect the construction of this Guaranty.

          SECTION 6.6  Counterparts.  This Guaranty may be executed in any
                       ------------
number of counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument.

          SECTION 6.7  Severability.  Wherever possible each provision of this
                       ------------
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          SECTION 6.8  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND
                       -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

          SECTION 6.9  Forum Selection and Consent to Jurisdiction.  ANY
                       -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LESSOR OR GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
                                     --------  -------
ENFORCEMENT OF EITHER OR BOTH OF THE LEASES OR THE CONSENT AGREEMENT OR AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE PROPERTY OR SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER OPERATIVE AGREEMENTS.

          SECTION 6.10  Waiver of Jury Trial.  GUARANTOR AND, BY ITS ACCEPTANCE
                        --------------------
OF THIS GUARANTY, LESSOR, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF,

UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER OPERATIVE AGREEMENTS. GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION WAS A MATERIAL INDUCEMENT FOR LESSOR ENTERING INTO THE LEASES, THE THIRD AMENDMENT TO BUILDING LEASE, THE THIRD AMENDMENT TO LAND LEASE AND THE SECOND CONSENT AGREEMENT.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              ADVANCED MICRO DEVICES, INC.



                              By: /s/ Marvin D. Burkett
                                  -------------------------
                                  MARVIN D. BURKETT
                                  Senior Vice President and
                                  Chief Financial Officer



Accepted as of the 21st day
of August, 1995

CIBC INC.

By: /s/ Peter M. Tavlin
   -----------------------
  Name: PETER M. TAVLIN
  Title: Vice President

By:
   -----------------------
  Name:
  Title:

                                                                      SCHEDULE I



                              DESCRIPTION OF LAND
                              -------------------


The land referred to herein is situated in the State of California, County of Santa Clara, City of Sunnyvale and is described as follows:

Parcel A as shown upon that certain Parcel Map filed for Record February 26, 1975 in the Office of the Recorder, County of Santa Clara, in Book 351 of Maps at Pages 54 and 55.

APN:  205-22-020, 021
ARB:  206-60-015, 018, 035, 042, 014, 013, 012, 053, 052, 057

                                                                     SCHEDULE II
                                                                        3.1.12


                             ENVIRONMENTAL MATTERS
                             ---------------------


         In addition to all other matters previously disclosed in the Second Amended Original Restated Guaranty, the matters set forth below are precluded from all warranties contained in Section 3.1.12:

     1.  Sunnyvale Investors, Ltd. v. Monolithic Memories, Inc., et al.,
         --------------------------------------------------------------
Case No. 693874, in the Superior Court of California, Santa Clara County.

     2. Guarantor has been identified as a Potentially Responsible Party under CERCLA in connection with suspected releases from its facilities at:

                         901 Thompson Place, Sunnyvale
                         915 DeGuigne Drive, Sunnyvale
                         1165 East Arques Avenue, Sunnyvale

     3. Guarantor has received a notice of violation regarding its amended air permit for its Austin, Texas facilities. Guarantor's liability for such violation is $4,000.

     4. The Preliminary Site Assessment of the property located at 1090 East Duane Avenue, Sunnyvale, California, performed by Engineering Science, Inc. indicated, among other things, that the groundwater beneath the property contains chemicals. Guarantor has received a tentative order for the site cleanup requirements from the CRWQCB April 1995 which relates to the One AMD parcel leased from CIBC.

     5. Guarantor has been identified as a Potentially Responsible Party under CERCLA in connection with suspected released from the Cameron, Yakima facility in Washington state.

                                                                    SCHEDULE III
                                                                       3.1.16
                             DISCLOSURE INFORMATION
                             ----------------------


     1. The financial forecasts of Guarantor dated July 14, 1992 and November 20, 1992.

     2.  The tentative construction budgets of Guarantor dated August 23, 1992.

                                                                     SCHEDULE IV
                                                                        4.2.1


                                 EXISTING LIENS
                                 --------------

     Guarantor's properties listed below are subject to deeds of trust in the following amounts:

     Property                             Amount
     --------                             ------

     915 DeGuigne Drive                   $2,418,517
     Sunnyvale, California

     1165 Arques Avenue                   $  122,953
     Sunnyvale, California

                                                                      SCHEDULE V
                                                                         4.2.6


                         EXISTING GUARANTY OBLIGATIONS
                         -----------------------------


1.    Bank of America              May, 1992       $60 million

2.    BNP              credit      July, 1992      $10 million
                       fx trading                  $20 million

3.    Banca Commerciale Italiana   January, 1990   Lit 7.0 bil

4.    Bank of Boston               August, 1994    $30 million

5.    Sumitomo Bank                December, 1990  Yen 1.2 Billion

6.    Mitsubishi                   March, 1992     Yen 1.2 Billion

7.    Embedded Performance, Inc.                   $200,000

8.  Guaranty of AMD U.K., Ltd.,
    Lease & Construction Agreement

Guaranty in the amount of $40,000,000 dated as of December 17, 1993, as amended by Advanced Micro Devices, Inc. in favor of CIBC, Inc. with reference to the obligations of AMD International Sales & Service, Ltd. under the Land Lease and the Building Lease of the same date (as amended), as such Guaranty may be restated or amended from time to time.